Exhibit 99.1

Contacts:

Kevin R. Rhodes, Chief Financial Officer

Timothy R. Oakes, Investor Relations

(781) 246-3343

ir@edgewater.com

EDGEWATER ACQUIRES VERTICAL PITCH

Accretive Acquisition will Enhance CPM Offerings

Wakefield, MA, December 10, 2007 – A technology management consulting firm specializing in providing premium IT services, Edgewater Technology, Inc. (NASDAQ: EDGW, www.edgewater.com, “Edgewater” or the “Company”), today announced that it has completed an asset acquisition with Colorado-based Vertical Pitch LLC (“Vertical Pitch”), a leading provider of Corporate Performance Management (“CPM”) / Business Intelligence (“BI”) solutions.

The Company believes that acquiring Vertical Pitch achieves the following strategic goals:

•	Immediate accretion to earnings;

•	Further solidifies Edgewater’s CPM/BI offering expertise and reach;

•	Continues the expansion of Edgewater’s national footprint with a Denver office; and

•	Leverages future growth opportunities within the Company’s other business service offerings.

Shirley Singleton, the Company’s President and CEO stated, “We are extremely pleased to welcome Dan Gudal and his Vertical Pitch team to the Edgewater family. The acquisition represents another step in our strategic plan to become the leading provider of CPM/BI-related services in the United States.”

Headquartered in Denver, Colorado, Vertical Pitch is a leader in delivering state-of-the art CPM/BI solutions, helping organizations rapidly reach goals by providing greater visibility into financial and operational performance. Vertical Pitch has delivered its services to organizations across various vertical markets including Consumer Packaged Goods, Financial Services, Insurance, Healthcare/Life Sciences and Energy/Utilities, generating approximately $10 million in annualized service revenue in the most recent twelve-month period.

“We are excited about the opportunity to join the Edgewater team,” stated Dan Gudal, Vertical Pitch’s Founder and Chief Executive Officer. “Edgewater has demonstrated its commitment to the CPM/BI market through its recent strategic investments. We fully expect to leverage Edgewater’s existing resources and expertise as a means to enhance and grow Vertical Pitch’s existing business.”

The acquisition will be accounted for as an asset purchase with Vertical Pitch receiving total up front consideration of $20.0 million, which includes $14.0 million in cash and approximately $6.0 million worth of Edgewater common stock (based upon the average closing price of Edgewater’s common stock 30 days immediately preceding the acquisition). The common stock issued in connection with this transaction is subject to lock-up provisions expiring over a three-year period.

DecisionPoint International, a boutique technology investment bank, served as an advisor to Edgewater on this transaction.

About Edgewater Technology, Inc.

Edgewater Technology, Inc. is an innovative technology management consulting firm. We provide a unique blend of premium IT services by leveraging our proven industry expertise in strategy, technology and corporate performance management. Headquartered in Wakefield, MA, we go to market by vertical industry and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

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This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to the Vertical Pitch business acquisition and outlook, as well as our CPM/BI plans and prospects. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the risks outlined under Item I “Business – Factors Affecting Finances, Business Prospects and Stock Volatility” in our 2006 Annual Report on Form 10-K filed with the SEC on March 14, 2007 and under “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on November 14, 2007. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.